UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 19, 2008
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                            SANGAMO BIOSCIENCES, INC.
               (Exact name of registrant specified in its charter)


           Delaware                      000-30171               68-0359556
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(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)


501 Canal Blvd, Suite A100, Richmond, California        94804
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone, including area code:  (510) 970-6000
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         (Former name and former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On December 19, 2008, Sangamo BioSciences, Inc. ("Sangamo") entered into a License Agreement with Pfizer Inc. ("Pfizer"), pursuant to which Sangamo provided Pfizer with a limited right to use Sangamo's proprietary zinc-finger nuclease ("ZFN") technology. Under this agreement, Pfizer received a worldwide, fully paid, perpetual, royalty free, non-exclusive license to use certain ZFN reagents for the elimination of the Glutamine Synthetase gene in Pfizer's Chinese Hamster Ovary ("CHO") cell lines and to use such ZFN-modified CHO cells for clinical and commercial production of therapeutic protein products. The license may not be sublicensed although Pfizer may transfer any ZFN-modified CHO cell lines to a contract manufacturer solely for such contract manufacturer to manufacture Pfizer's therapeutic proteins for Pfizer. Sangamo will receive an upfront payment of $3.0 million from Pfizer which constitutes full and complete payment for the license.

ITEM 7.01  REGULATION FD DISCLOSURE

      On December 22, 2008, Sangamo issued a press release announcing the transaction described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM  9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits. The following document is filed as exhibit to this report:

      99.1  Press Release of Sangamo Biosciences, Inc., dated December 22, 2008


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SANGAMO BIOSCIENCES, INC.


Date: December 22, 2008                  By:  /s/ EDWARD O. LANPHIER II
                                              ----------------------------------
                                              Name:  Edward O. Lanphier II
                                              Title: Chief Executive Officer